EXHIBIT 10.61

Pooling Agreement by and among
Sunrise Senior Living Management, Inc.,
as Manager and
Twenty Pack Management Corp., Sunrise Five Forks Assisted Living, L.L.C.,
Sunrise Development, Inc. and Sunrise Madison Senior Living, L.L.C.,
as Owners and
CNL Retirement Sun1, LP, CNL Retirement Sun1 Beverly Hills CA, LP,
CNL Retirement Sun1 Cresskill NJ, LP, CNL Retirement Sun1 Edmonds WA, LP,
CNL Retirement Sun1 Lilburn GA, LP and CNL Retirement Sun1 Madison NJ, LP,
as Landlords
dated September 30, 2003

EXECUTION COPY

POOLING AGREEMENT

        THIS POOLING AGREEMENT (this “Agreement”) is made as of September 30, 2003 (the “Effective Date”), by and among (i) Sunrise Senior Living Management, Inc., a Virginia corporation (hereinafter referred to as “Manager”), (ii) Twenty Pack Management Corp., a Delaware corporation, Sunrise Five Forks Assisted Living, L.L.C., a Georgia limited liability company, Sunrise Development, Inc., a Delaware corporation, and Sunrise Madison Senior Living, L.L.C., a New Jersey, L.L.C. (as the respective lessees of the Properties, each an “Owner” and collectively, the “Owners”), (iii) CNL Retirement Sun1, LP, a Delaware limited partnership, CNL Retirement Sun1 Beverly Hills CA, LP, a Delaware limited partnership, CNL Retirement Sun1 Cresskill NJ, LP, a Delaware limited partnership, CNL Retirement Sun1 Edmonds WA, LP, a Delaware limited partnership, CNL Retirement Sun1 Lilburn GA, LP, a Delaware limited partnership, and CNL Retirement Sun1 Madison NJ, LP, a Delaware limited partnership (as the respective owners of the Properties; each a “Landlord” and collectively, the “Landlords”).

RECITALS:

    A.        Each of the Landlords owns one of the senior living facilities (or properties to be developed into senior living facilities) listed on Exhibit A attached hereto (each a “Property” and collectively, the “Properties”).

    B.        Landlords and Owners have entered into lease agreements with respect to each of the Properties (each a “Lease” and collectively, the “Leases”).

    C.        Owners have entered into Management Agreements with the Manager with respect to each of the Properties (each a “Management Agreement” and collectively, the “Management Agreements”).

    D.        Owner and each of the Landlords have also entered into an Owner Agreement with the Manager with respect to each of the Properties (each an “Owner Agreement” and collectively, the “Owner Agreements”).

    F.        The parties desire that (i) the revenues generated by the operations of the Properties be pooled and held and controlled by the Manager for purposes of paying Facility Expenses of the Properties, fees due to the Manager, and distributions to various other persons (including Owner), and (ii) working capital and reserves of the Properties be managed on a pooled basis and held and controlled by the Manager.

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Manager, each of the Owners, and each of the Landlords hereby covenant and agree as follows:

ARTICLE I
DEFINED TERMS

1.01	Definitions

        Capitalized terms used herein but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Management Agreements, and if not so defined therein, then in the Owner Agreements. The following terms as used in this Agreement shall have the meanings set forth below:

        “Accounting Period” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “Affiliate” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “Aggregate Base Management Fee” shall mean, for any given period, the sum of the Base Management Fees for the Properties for such period.

        “Aggregate Debt Service” shall mean the sum of all amounts due and payable under third party financing secured by the Properties.

        “Aggregate Debt Service Balance” shall mean the sum of all unpaid amounts of the Aggregate Debt Service for all prior Accounting Periods, less all amounts applied to the reduction thereof under Section 2.02.A(2).

        “Aggregate Facility Expenses” shall mean, for any given period, the sum of Facility Expenses for the Properties for such period.

        “Aggregate Incentive Management Fee” shall mean, for any given period, the sum of all amounts due and owing from the Owner to the Manager as the Incentive Management Fees under the Management Agreements for the Properties.

        “Aggregate Gross Revenues” shall mean, for any given period, the sum of Gross Revenues for all of the Properties for such period.

        “Aggregate Facility Loss” shall mean, for any given period, a negative Aggregate Facility Profit for such period.

        “Aggregate FF&E Reserve Balance” shall mean the sum of all unpaid amounts of the Aggregate Pooled Reserve for all prior Accounting Periods, less all amounts applied to the reduction thereof under Section 2.02.A(1).

        “Aggregate Facility Profit” shall mean, for any given period, an amount equal to the excess of Aggregate Gross Revenues over Aggregate Facility Expenses for such period.

        “Aggregate Minimum Tenant Return” shall mean, for any given period, the sum of all amounts due and owing to Owner as the Minimum Tenant Return under the Management Agreements for the Properties.

        “Aggregate Minimum Tenant Return Balance” shall mean the sum of all unpaid amounts of the Aggregate Minimum Tenant Return for all prior Accounting Periods, less all amounts applied to the reduction thereof under Section 2.02A(4).

        “Aggregate Owner’s Investment” shall mean the sum of all Owner’s Investments in all the Properties, computed as of the relevant time period.

        “Aggregate Owner’s Priority” shall mean, for any given period, the sum of all amounts due and owing to Owner as Owner’s Priority under the Management Agreements for the Properties.

        “Aggregate Owner’s Priority Balance” shall mean the sum of all unpaid amounts of the Aggregate Owner’s Priority for all prior Accounting Periods, less all amounts applied to the reduction thereof under Section 2.02A(6).

        “Aggregate Pooled Reserve” shall mean the sum of all FF&E Reserves required for all the Properties for any given period.

        “Aggregate Subordinate Management Fee” shall mean, for any given period, an amount due and owing from the Owner to Manager, which amount, if any, shall equal the sum of all amounts due and owing from the Owner to the Manager as Subordinate Management Fees under the Management Agreements for the Properties.

        “Aggregate Threshold Rent” shall mean, for any given period, the sum of all amounts due and owing to the Owner as Threshold Rent under the Management Agreements for the Properties.

        “Aggregate Threshold Rent Balance” shall mean the sum of all unpaid amounts due to Owner as Aggregate Threshold Rent for all prior Accounting Periods, less all amounts applied to the reduction thereof under Section 2.02A(3).

        “Agreement” shall mean this Pooling Agreement.

        “Annual Operating Budget” shall mean the projected estimated financial results of the operation of the Facility during the next Fiscal Year provided by the Manager to Owner pursuant to Article VII of the Management Agreement for such Property.

        “Base Management Fee” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “Business Day” means Monday through Friday except for New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

        “Cash Flow” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “CNL” shall mean CNL Retirement Properties, LP, a Delaware limited partnership.

        “Day(s)” means one or more calendar day(s).

        “Debt Service” means the monthly amount due and payable under any third-party financing for any Property.

        “Deconsolidation Event” shall have the meaning given such term in Section 6.01.A.

        “Developer” shall mean Sunrise Development, Inc.

        “Facility” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “Facility Expenses” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “Fee Allocation Formula” shall have the meaning given such term in Section 6.01.B(ii).

        “FF&E Reserve” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “FF&E Reserve Balance” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “Fiscal Year” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “GAAP” shall mean “generally accepted accounting principles.”

        “Gross Revenues” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “Incentive Management Fee” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “Manager’s Standards” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “Master Agreement” shall mean that certain Master Agreement by and among Owners, Landlords, Developer, Manager and Sunrise Senior Living, Inc., entered into concurrently with this Agreement.

        “Owner’s Administrative Fee” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “Owner’s Administrative Fee Balance” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “Owner’s Investment” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “Owner’s Priority” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “Owner’s Priority Balance” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “Performance Termination Threshold” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “Pooled Reserve” shall have the meaning set forth in Section 5.02.

        “Pooled Working Capital” shall have the meaning given such term in Section 5.01.

        “Resident Rooms” shall have the meaning, with respect to each Property, of the number of resident rooms for such Property as initially set forth in Exhibit A attached hereto and as such numbers may change from time to time.

        “Subordinate Management Fee” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “Threshold Rent” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        “Unlawful Provision” shall have the meaning given such term in Section 7.04.

        “Working Capital” shall have the meaning, with respect to each Property, given such term in the Management Agreement for such Property.

        Any of the foregoing definitions which references multiple documents of a single type for the Properties (such as the Management Agreements, the Owner Agreements or Leases), and which in proper context requires a single definition, shall be construed if necessary to have a single consistent meaning.

ARTICLE II
COMPENSATION OF THE MANAGER; PRIORITIES FORDISTRIBUTION
OF AGGREGATE FACILITY PROFIT

    2.01        Base and Incentive Management Fees

        In lieu of the Base Management Fee, the Subordinate Management Fee, and the Incentive Management Fee, as applicable, to be paid pursuant to Article V of the Management Agreement for each Property, the Manager and Owner agree that the Manager shall be paid, collectively, the following management fees in accordance with the priority provisions in Section 2.02 of this Agreement:

    A.        The Aggregate Base Management Fee (excluding the Aggregate Subordinate Management Fee); plus

    B.        The Aggregate Subordinate Management Fee; plus

    C.        The Aggregate Incentive Management Fee.

Manager shall retain out of Aggregate Gross Revenues an amount equal to the Aggregate Base Management Fee (less the Aggregate Subordinate Management Fee). Manager shall retain, out of Aggregate Facility Profit, to the extent applicable, the Aggregate Subordinate Management Fee and the Aggregate Incentive Management Fee in accordance with Section 2.02 below, with any remaining funds after payment of the foregoing being paid to the Owner. Upon receipt of such funds as are necessary to pay the above-described fees, the Manager shall have no recourse against Owner or any of Owner’s Affiliates in connection with such fees, other than with respect to the overpayment of such fees, as more particularly set forth in Section 3.02 below.

    2.02        Priorities for Distribution of Aggregate Facility Profit

    A.        In each Fiscal Year, Aggregate Facility Profit shall be distributed, to the extent available, in the following order of priority:

                  (1)        First, to the Pooled Reserve and the Aggregate FF&E Reserve Balance; thereafter

                  (2)        Second, to Owner in payment of Aggregate Debt Service and the Aggregate Debt Service Balance; thereafter

                  (3)        Third, to Owner, in an amount equal to Aggregate Threshold Rent and the Aggregate Threshold Rent Balance; thereafter;

                  (4)        Fourth, to Owner, in an amount equal to the Aggregate Minimum Tenant Return and the Aggregate Minimum Tenant Return Balance; thereafter

                  (5)        Fifth, to the Manager, in an amount equal to the Aggregate Subordinate Management Fee; thereafter

                  (6)        Sixth, to Owner in an amount equal to the Aggregate Owner’s Priority and the Aggregate Owner’s Priority Balance; thereafter

                  (7)        Seventh, to Manager in an amount equal to the Aggregate Incentive Management Fee; thereafter

                  (8)        Eighth, all remaining funds (“Excess Revenue”) to the Owner.

     B.        To the extent of available Aggregate Facility Profit with respect to each Accounting Period, the Manager shall distribute to Owner a prorated portion of the funds due Owner under Section 2.02.A above. All monthly distributions under Section 2.02 shall initially be based upon the aggregate results anticipated as reflected in the approved Annual Operating Budgets for each respective Property. If actual results vary in any significant manner from that contained in the Annual Operating Budgets, then Manager shall adjust the distributions of Aggregate Facility Profit based on its good faith estimate of anticipated results for the remainder of the full Fiscal Year, which estimate shall be based on actual year-to-date performance, and subject to the ongoing cumulative reconciliation and repayment, if applicable. If the portion of Aggregate Facility Profit to be distributed to the Pooled Reserve pursuant to Item 1 of Section 2.02.A is insufficient in any Fiscal Year to pay such amount in full for such Fiscal Year, any such amount left unpaid shall accrue beyond said Fiscal Year. If the portion of Aggregate Facility Profit to be distributed to Owner pursuant to Items 2, 3, 4 and 6 of Section 2.02.A is insufficient in any Fiscal Year to pay such amount in full for such Fiscal Year, any such amount left unpaid shall accrue beyond said Fiscal Year. If the portion of Aggregate Facility Profit to be distributed to the Manager pursuant to Items 5 and 7 of Section 2.02.A above is insufficient in any Fiscal Year, any amounts left unpaid shall not accrue beyond said Fiscal Year; provided, however, Manager’s entitlement to Aggregate Incentive Management Fee shall not be impaired by Owner’s failure to have funded the Pooled Reserve as required under Section 11.02.e of the Management Agreement in prior years, nor by Owner’s failure to provide funds for any “Non-Routine Capital Expenditure” (as defined in the Management Agreements) as required under Section 11.03 of the Management Agreement.

        Solely for the purposes of determining the amount to be paid as a priority under this Section 2.02, after the initial third party financing (the “Original Indebtedness”), if any, is put into place with respect to the Facilities after the Effective Date, each of items (2) and (3) above shall be calculated, and the meanings of “Aggregate Debt Service” and “Aggregate Owner’s Investment” shall be determined, assuming that (i) the principal balance of the Original Indebtedness has not been prepaid in whole or in part and (ii) there has not been any modification to the terms of the Original Indebtedness that would result in (A) any acceleration of the amortization of the principal balance of the Original Indebtedness or (B) any increase in Aggregate Debt Service or the interest rate of the Original Indebtedness.

ARTICLE III
ACCOUNTING; INTERIM DISTRIBUTIONS; ANNUAL ADJUSTMENTS

    3.01        Accounting Period Statements and Distributions

        Within twenty (20) Days after the close of each Accounting Period, the Manager shall deliver reports covering such Accounting Period and the Fiscal Year to date to Owner and each of the Landlords, showing on an aggregate basis those matters covered by the reports scheduled to be delivered monthly as set forth on Exhibit F to the Management Agreements. For each Accounting Period, the Manager shall, with each interim accounting, retain the interim amount due to the Manager for the Aggregate Base Management Fee calculated on a year-to-date basis for such Fiscal Year. For each Accounting Period, the Manager shall, with each monthly report, transfer to Owner the amounts due Owner as described in Section 2.02B, and retain any interim amounts due to Manager. The Manager and Owner (and Landlord, to the extent distributions have been made from Owner to Landlord) shall, if necessary, and in accordance with the provisions of Section 3.02, return all or a portion of such prior payments that were actually made to Manager and Owner (and Landlord, if applicable) during the applicable Fiscal Year if actual Aggregate Facility Profit through such point in time for such Fiscal Year is insufficient to pay amounts due to the other party under Section 2.02A (as prorated through such point in time for such Fiscal Year), to the extent any such amounts had priority over amounts distributed to Manager or Owner. All distributions shall be made in the order of priority as set forth in Section 2.02A.

    3.02        Annual Accounting Statements and Cash Adjustments

        Calculations and payments of the Aggregate Subordinate Management Fee and Aggregate Incentive Management Fee to the Manager made with respect to each Accounting Period within a Fiscal Year shall be accounted for cumulatively during each Fiscal Year but not from one Fiscal Year to the next. Accordingly, after the end of each calendar quarter: The Manager and Owner (and Landlord, to the extent distributions have been made from Owner to Landlord) shall, if necessary, return all or a portion of such prior payments that were actually made to Manager and Owner (and Landlord, if applicable) during the applicable Fiscal Year if actual Aggregate Facility Profit through such point in time for such Fiscal Year is insufficient to pay amounts due to the other party under Section 2.02A (as prorated through such point in time for such Fiscal Year), to the extent any such amounts had priority over amounts distributed to Manager or Owner. All distributions shall be made in the order of priority as set forth in Section 2.02A.

        Within the time limit set forth on Exhibit F to the Management Agreement, the Manager shall deliver to each Owner and each of the Landlords a statement in reasonable detail summarizing the operations of the Properties for such Fiscal Year. Such statement shall set forth any adjustments which are needed in accordance with this Section 3.02. The Manager shall also deliver to each Owner and each of the Landlords a certificate of Manager’s chief accounting officer certifying that such year-end statement is true and correct. The Manager, Owners and Landlord shall, within ten (10) Business Days after

Owners’ and each of the Landlord’s receipt of such statement, make any adjustments, by cash payment, in the amounts paid or retained for such Fiscal Year as are needed because of the final figures set forth in such statement, including, without limitation, adjustments required to correct the amount of distributions of Aggregate Facility Profit required as a result of revisions to the calculations and payments described in this Section 3.02. Subject to the audit rights of the Owners as set forth in each Management Agreement, such final accounting shall be controlling over the interim accountings. No adjustment shall be made for any Aggregate Facility Loss or Aggregate Facility Profit in a preceding or subsequent Fiscal Year, subject to the audit rights of each Owners as set forth in each Management Agreement.

    3.03        Aggregate Facility Loss

        To the extent there is an Aggregate Facility Loss for any Accounting Period, additional funds in the amount of any such Aggregate Facility Loss shall be provided to the Manager by Owners within ten (10) days after the Manager has delivered written notice thereof to Owners and each of the Landlords. If Owners do not fund such Aggregate Facility Loss within the ten (10) day time period, the Manager shall have the right, without any obligation and in its sole and absolute discretion (without affecting any other remedies that the Manager may have under this Agreement or the Management Agreements), to fund and thereafter withdraw (together with interest at the rate set forth in Section 14.07 of the Management Agreements) an amount equal to such Aggregate Facility Loss from future disbursements of funds otherwise due to Owners hereunder or under any of the Management Agreements provided that the Manager shall promptly thereafter notify Owners in writing of the amount of such withdrawal and the date of such withdrawal.

    3.04        Adjustments among Owners.

        In the event there is insufficient Aggregate Facility Profit to pay the full amount owed to each Owner as set forth in Section 2.02(A) above, Manager shall pay each Owner a pro-rata portion of such amounts owed. Each Owner’s pro-rata portion shall be determined by taking the total amount due to each such Owner under the Management Agreement or Management Agreements s to which such Owner is a party and dividing that amount by the sum of the amounts owed to the Owners as a group under all of the Management Agreements.

ARTICLE IV
ACCOUNTS; EXPENDITURES

    4.01        Accounts

    A.        All funds derived from operation of the Properties, including all revenues and cash flows from whatever sources, shall be collected, deposited and held by the Manager as agent for Owner, in accounts with one or more banks designated by the Manager, which accounts may be commingled accounts containing other funds owned by or managed by the Manager, provided that any such accounts containing Owner’s funds are held for the benefit of the Owner. The Manager shall not be required to make any advance or payment to or for the account of Owners except out of such funds, and the Manager shall not be obligated to incur any liability or obligation for Owners’ account without assurances satisfactory to the Manager that necessary funds for the discharge thereof will be provided by each Owner. In any event, if any such liability or obligation is incurred by the Manager for each Owner’s account, the Manager shall notify the Owners in writing and the Manager shall have the option to deduct such amounts (together with interest at the rate set forth in Section 14.07 of the Management Agreements) from each Owner’s share of Aggregate Facility Profit if such Owner has not fully reimbursed the Manager for said amounts within ten (10) days after such Owner’s receipt of notice from the Manager that said amounts are due. Liabilities properly incurred by the Manager as a result of its operation and management of the Properties pursuant to the terms of the Management Agreements and this Agreement, whether asserted before or after termination of any or all of the Management Agreements or this Agreement, will be paid by each Owner to the extent funds are not available for that purpose from Aggregate Gross Revenues.

    B.        The Pooled Reserve shall be held by the Landlord in an interest bearing escrow reserve account in such bank or similar institution designated by Manager and reasonably acceptable to the Owners. Withdrawals from any of the accounts described in this section shall be made solely by representatives of the Manager whose signatures have been authorized. Reasonable petty cash funds shall be maintained at the Properties. Manager’s authorized representatives shall have authority to make withdrawals from the Pooled Reserve for capital expenditures and “1102 Expenditures” (as defined in the Management Agreements) which are contained in the Approved Budgets.

    4.02        Expenditures and Payments

    A.            For so long as this Agreement remains in full force and effect, the Owners irrevocably direct the Manager pursuant to its obligations under the Management Agreements, and in each instance subject to the provisions of this Agreement, to make, expenditures for all Aggregate Facility Expenses, including, without limitation, retention of the Aggregate Base Management Fee (excluding the Aggregate Subordinate Management Fee). All payments made by the Manager hereunder with respect to the Properties shall be made from authorized bank accounts, petty cash funds, or Pooled Working Capital.

    B.            Owner irrevocably directs the Manager to pay and the Manager agrees to pay, from Aggregate Facility Profit, without notice, demand or request therefor, but in each instance subject to the provisions of this Agreement, any distributions provided for in Section 2.02.A, at the time interim distributions are made pursuant to Section 2.02B, and to the extent of the sufficiency of and in the order of distribution of Aggregate Facility Profit pursuant to Section 2.02.A and subject to any adjustments pursuant to Section 3.02.

ARTICLE V
POOLING OF WORKING CAPITAL AND RESERVES

    5.01        Pooling of Working Capital

    A.            The Working Capital applicable to all Properties pursuant to the Management Agreements shall be held by the Manager and pooled and used by the Manager for the purposes set forth in the Management Agreements applicable to the Properties and Section 4.02.A hereof pursuant to the Manager’s cash-management policies (the “Pooled Working Capital”). Upon any Deconsolidation Event as to one or more but less than all of the Properties, Pooled Working Capital shall be allocated as described in Section 6.01.B. Upon the expiration or termination of all Management Agreements for all Properties, Owner shall receive any unused Pooled Working Capital to the extent provided therefor in the Management Agreements.

    B.            In accordance with Section 5.06 (Working Capital) of each Management Agreement, and subject to the terms and provisions of such Sections 5.06, 11.02 and 11.03 with respect to a dispute between Manager and Owners, Owners shall, from time to time during the term of the Management Agreements for the Properties, and no later than sixty (60) days after written request by the Manager, advance any additional funds, over and above the initial Working Capital for such Properties, necessary to maintain Pooled Working Capital at levels generally consistent with Manager’s Standards, and as reasonably determined by the Manager to be necessary to satisfy the needs of the Properties as their operation may from time to time require.

    5.02        Pooling of FF&E Reserves

        All deposits required to be made to the FF&E Reserves pursuant to the Management Agreements with respect to the Properties shall instead be pooled into one account to be used for the purposes set forth in the Management Agreements for the Properties on a pooled basis (the “Pooled Reserve”). The funds in the Pooled Reserve shall be available for all Properties regardless of the amount of funds that would otherwise be held in a FF&E Reserve for a particular Property if the FF&E Reserves were separately maintained. Upon any Deconsolidation Event as to one or more but less than all of the Properties, the Pooled Reserve shall be allocated as described in Section 6.01.B. Upon the expiration or termination of all Management Agreements for all Properties, the Manager shall, except as otherwise provided in the Management Agreements, release and transfer to the party entitled thereto pursuant to Section 6.01.B(iii) the remaining Pooled Reserve funds after payment of all expenses that are to be paid out of the FF&E Reserves pursuant to the Management Agreements.

ARTICLE VI
REMOVAL OF PROPERTIES; PERFORMANCE TERMINATION

    6.01        Removal of Properties

    A.            Each of the following shall be, with respect to any Property, a “Deconsolidation Event”: if the applicable Management Agreement is terminated with respect to such Property and (x) not replaced with a new Management Agreement or similar agreement with the Manager or any Affiliate of the Manager pursuant to the applicable Owner Agreement, or (y) not otherwise replaced with other arrangements whereby revenues, working capital and other cash flows are to be pooled hereunder.

    B.            (i) From and after the date of a Deconsolidation Event with respect to any particular Property, such Property shall no longer be treated as a Property pursuant to this Agreement. If the Deconsolidation Event described in the preceding sentence occurs on a Day other than the last Day of an Accounting Period, the Manager shall exclude for the subject Accounting Period such prorated amounts of the Gross Revenues and Facility Expenses (and other amounts as may be necessary and appropriate) applicable to such Property for the period following such Deconsolidation Event as are appropriate, in its reasonable and good faith judgment, in the calculation of Aggregate Gross Revenues and Aggregate Facility Expenses (and other amounts as may be necessary) for the Accounting Period in which the Deconsolidation Event occurred.

                   (ii) If any Aggregate Incentive Management Fees are outstanding at the time of a Deconsolidation Event, the following shall apply: If a Deconsolidation Event occurred pursuant to the exercise by an Owner of a termination right pursuant to Section 2.03 of any Management Agreement (Performance Termination) or Section 2 of the Master Agreement (Master Termination Right), such Owner shall have no obligation to pay any outstanding Aggregate Incentive Management Fees as a condition of such termination, and all such outstanding Aggregate Incentive Management Fees shall continue to be paid by the remaining Properties pursuant to the terms of this Agreement. Subject to the provisions of the immediately previous sentence, if a Deconsolidation Event occurred pursuant to the exercise by an Owner of a termination right pursuant to Article XIV of any Management Agreement (Defaults) as a condition of such termination such Owner shall simultaneously with a Deconsolidation Event pay to the Manager the portion of the Aggregate Incentive Management Fees for which such Property is responsible pursuant to the Fee Allocation Formula, and such portion shall be deducted from the Aggregate Incentive Management Fee and the remaining portion of such Aggregate Incentive Management Fees shall continue to be paid by the remaining Properties pursuant to the terms of this Agreement. The “Fee Allocation Formula” shall mean that portion of the Aggregate Incentive Management Fees determined by multiplying the Aggregate Incentive Management Fees then in effect by a fraction, the numerator of which is the Cash Flow for the Property which is the subject of the Deconsolidation Event for the immediately preceding twelve (12) full Accounting Periods (or such shorter period as is available if twelve (12) full Accounting Periods have not passed from the Effective Date), and the denominator of which is the Aggregate Facility Profit for all Properties (including the Property which is the subject of the Deconsolidation Event) for the same period.

            (iii) Additionally, in the case of a Deconsolidation Event, a portion of the Pooled Reserve determined by calculating the amount of contributions to the Pooled Reserve by the Property which is the subject of such Deconsolidation Event less amounts spent from the Pooled Reserve with respect to such Property shall, provided that such remaining amount is a positive number and after payment of all amounts properly payable therefrom pursuant to the applicable Management Agreement and this Agreement: (i) if the Property which is the subject of such Deconsolidation Event shall remain subject to the Lease, be made available to Landlord, subject to any rights of Owner thereto under the Lease, and (ii) otherwise, be delivered to the Owner of such Property.

     C.        Notwithstanding anything in the preceding Section 6.01.B to the contrary, if a Deconsolidation Event shall simultaneously occur with respect to each and every Property which is at such time a Property as a result of an exercise by an Owner of its rights pursuant to Section 2.03 of the Management Agreement for each Property (Performance Termination), such Owner shall have no further liability or obligation in connection with any Aggregate Incentive Management Fee outstanding as of the effective date of such termination. In addition, from and after the expiration of the term of the last Management Agreement for a Property, such Owner shall have no further liability or obligation in connection with any Aggregate Incentive Management Fee outstanding as the date of such expiration.

ARTICLE VII
MISCELLANEOUS PROVISIONS

    7.01        Notices

    A.            Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

    B.            All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal by the principal addressee, except that whenever under this Agreement a notice is either received on a Day which is not a Business Day or is required to be delivered on or before a specific Day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

    C.            All such notices shall be addressed,

if to the Manager:

Sunrise Senior Living Management, Inc. 7902 Westpark Drive McLean, Virginia 22102 Attn: Tiffany Tomasso Phone: (703) 744-1607 Fax: (703) 744-1628

with a copy to:

Sunrise Senior Living, Inc. 7902 Westpark Drive McLean, Virginia 22102 Attn: John Gaul, General Counsel Phone: (703) 744-1710 Fax: (703) 744-1628

and

Watt, Tieder, Hoffar & Fitzgerald, L.L.P. 7929 Westpark Drive, Suite 400 McLean, Virginia 22102 Attn: Wayne G. Tatusko, Esq. Phone: (703) 749-1088 Fax: (703) 356-5388

if to Owner to:

HRA Management Corporation 1701 Highway A1A, Suite 304 Vero Beach, Florida 32963 Attn: Timothy S. Smick Phone: (772) 492-5002 Fax: (772) 492-5005

with a copy to:

Foley & Lardner 111 North Orange Avenue, Suite 1800 Orlando, Florida 32801 Attn: J. Gordon Arkin, Esq. Phone: (407) 423-7656 Fax: (407)-648-1743

and a copy to:

CNL Retirement Partners, LP CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801-3336 Attn: Chief Management Officer Phone: (407) 650-1000 Fax: (407) 650-1022

and a copy to:

Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 North Eola Drive Post Office Box 2809 Orlando, Florida 32802 Attn: Thomas E. Francis, Esq. Phone: (407) 843-4600 Fax: (407) 843-4444

if to Landlords:

CNL Retirement Partners, LP CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801-3336 Attn: Chief Management Officer Phone: (407) 650-1000 Fax: (407) 650-1022

with a copy to:

Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 North Eola Drive Post Office Box 2809 Orlando, Florida 32802 Attn: Thomas E. Francis, Esq. Phone: (407) 843-4600 Fax: (407) 843-4444

and a copy to:

HRA Management Corporation 1701 Highway A1A, Suite 304 Vero Beach, Florida 32963 Attn: Timothy S. Smick Phone: (772) 492-5002 Fax: (772) 492-5005

and a copy to:

Foley & Lardner 111 North Orange Avenue, Suite 1800 Orlando, Florida 32801 Attn: J. Gordon Arkin, Esq. Phone: (407) 423-7656 Fax: (407)-648-1743

    D.            By notice given as herein provided the parties hereto and their respective successors and assigns shall have the right from time to time and at any time while this Agreement is in effect to change their respective addresses effective upon receipt by the other party of such notice and each shall have the right to specify as its address any other address within the United States of America.

    7.02        Applicable Law; Jurisdiction

        This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the Commonwealth of Virginia applicable to contracts between residents of Virginia which are to be performed entirely within Virginia, regardless of (i) where any such instrument is executed or delivered; or (ii) where any payment or other performance required by any such instrument is made or required to be made; or (iii) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the Commonwealth of Virginia; or (vii) any combination of the foregoing. The parties acknowledge, consent and agree that the United States District Court for the Eastern District of Virginia and any court of competent jurisdiction in the Commonwealth of Virginia shall have exclusive jurisdiction in any proceeding instituted to enforce this Agreement or any provision hereof and any objections to venue are hereby waived.

    7.03        Binding Effect

        The rights, powers, privileges, and discretions (hereinafter referred to as the “rights”) to which the parties may be entitled hereunder shall inure to the benefit of each of their respective successors and permitted assigns. All the rights of the parties herein are cumulative and not alternative and may be enforced successively or concurrently. Failure of either party to exercise any of its rights shall not be deemed a waiver thereof, and no waiver of any of a party’s rights shall be deemed to apply to any other rights. The terms, covenants, and conditions of or imposed upon each party herein shall be binding upon the successors and assigns of such party.

    7.04        Severability

        In case any provision (or any part of any provision) contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect (an “Unlawful Provision”), such Unlawful Provision shall not affect any other provision (or remaining part of the affected provision) of this Agreement, but this Agreement shall be construed as if such Unlawful Provision had never been part of this Agreement unless such Unlawful Provision materially affects the benefits and burdens anticipated by the parties in entering into this Agreement.

    7.05        Grammar

        When used herein, the singular shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

    7.06        Time of the Essence

        Time is of the essence in the performance of the obligations and undertakings of the parties hereto.

    7.07        Captions

        The captions appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the sections of this Agreement nor in any way affect this Agreement.

    7.08        Remedies

        No remedy herein conferred upon a party hereto is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity (including, without limitation, the right to seek the remedy of specific performance) or by statute or otherwise.

    7.09        Due Authorization

        Each party hereto represents and warrants to the other that this Agreement has been duly authorized, executed and delivered by the representing party, and constitutes the binding and enforceable obligation of such party subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally; and (ii) the exercise of judicial discretion in accordance with general principles of equity.

    7.10        Counterparts

        This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed.

    7.11        Entire Agreement

        This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

    7.12        GAAP

        All calculations made pursuant to this Agreement shall, unless the context requires otherwise, be made in accordance with GAAP, except to the extent that the Manager’s customary methods of accounting may differ.

    7.13        Default

        It shall be a default by any party hereto if such party fails to perform any obligation hereunder within eight (8) Business Days after receipt of written notice from a non-defaulting party demanding such cure, or, if such default is susceptible of cure, but such cure cannot be accomplished within said eight (8) Business Day period of time, if the defaulting party fails to commence the cure of such default within such eight (8) Business Day period of such notice or thereafter fails to diligently pursue such cure to completion.

    7.14        Successors and Assigns

        The parties hereto shall not assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other parties hereto, except that Owner and Operator shall each have the right and obligation to assign its respective interest in this Agreement to any party to which its respective interest in any Management Agreement or Replacement Management Agreement may be assigned under the terms of such Management Agreement or Replacement Management Agreement, and Owner and each of the Landlords shall each have the right and obligation to assign their respective interest in this Agreement to any party to which their respective interest in the applicable Property may be assigned, subject to the requirements of the applicable Management Agreement or Replacement Management Agreement.

    7.15        Limitation of Liability

        To the maximum extent permitted by applicable law, no shareholder, director, officer or employee of any party to this Agreement shall have any personal liability with respect to the liabilities or obligations of such party hereunder.

    7.16        Owner’s Financial Condition

        Manager and each of the Landlords is familiar with Owner’s financial condition and finds it acceptable.

[Signatures Commence on Following Page]

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with the intention of creating an instrument under seal.

MANAGER: SUNRISE SENIOR LIVING MANAGEMENT, INC., a Virginia corporation By: /s/ Bradley B. Rush (SEAL) Name: Bradley B. Rush Title: Vice President

OWNERS: TWENTY PACK MANAGEMENT CORPORATION,a Delaware corporation By: /s/ Timothy S. Smick (SEAL) Name: Timothy S. Smick Title: President

OWNERS:

SINRISE FIVE FORKS ASSISTED LIVING,
L.L.C.,a Virginia limited liability company

          By: Twenty Pack Management, Inc., a
          Delaware corporation, Managing Member

          By: /s/ Timothy S. Smick
          Name: Timothy S. Smick
          Title: President

SUNRISE DEVELOPMENT, INC. a Virginia corporation By: /s/ Bradley B. Rush Name: Bradley B. Rush Title: Vice President

SINRISE MADISON SENIOR LIVING, L.L.C.,
a New Jersey limited liability

By:    Sunrise Senior Living Investments, Inc., a
          Virginia corporation, Sole Member

          By: /s/ Bradley B. Rush
          Name: Bradley B. Rush
          Title: Vice President

LANDLORDS:

CNL RETIREMENT SUN1, LP,a Delaware
limited liability company

          By: CNL Retirement Sun1 GP, LLC, a Delaware
          limited partnership

          By: /s/ Marcel Verbaas
          Name: Marcel Verbaas
          Title: Senior Vice President

CNL RETIREMENT SUN1 BEVERLY HILLS
CA, LP, a Delaware limited partnership

          By: CNL Retirement Sun1 Beverly Hills CA GP,
          LLC, a Delaware limited liability company

          By: /s/ Marcel Verbaas
          Name: Marcel Verbaas
          Title: Senior Vice President

CNL RETIREMENT SUN1 CRESSKILL NJ,
LP, a Delaware limited partnership

          By: CNL Retirement Sun1 Cresskill NJ GP,
          LLC, a Delaware limited liability company

          By: /s/ Marcel Verbaas
          Name: Marcel Verbaas
          Title: Senior Vice President

CNL RETIREMENT SUN1 EDMONDS WA, LP,
 a Delaware limited partnership

          By: CNL Retirement Sun1 Edmonds WA GP,
          LLC, a Delaware limited liability company

          By: /s/ Marcel Verbaas
          Name: Marcel Verbaas
          Title: Senior Vice President

CNL RETIREMENT SUN1 LILBURN GA, LP,
 a Delaware limited partnership

          By: CNL Retirement Sun1 Lilburn GA GP,
          LLC, a Delaware limited liability company

          By: /s/ Marcel Verbaas
          Name: Marcel Verbaas
          Title: Senior Vice President

CNL RETIREMENT SUN1 MADISON NJ, LP,
 a Delaware limited partnership

          By: CNL Retirement Sun1 Madison NJ GP,
          LLC, a Delaware limited liability company

          By: /s/ Marcel Verbaas
          Name: Marcel Verbaas
          Title: Senior Vice President

Exhibit A

Campus Name	Address
Sunrise of Arlington	2000 North Globe Road
Arlington, Virginia 22207
Sunrise of Bluemont Park	5900 Wilson Boulevard
Arlington, Virginia 22205
Sunrise of Countryside	45800 Jona Drive
Sterling, Virginia 20165
Sunrise of Falls Church	330 North Washington Street
Falls Church, Virginia 22046
Sunrise of Farmington Hills	29681 Middlebelt Road
Farmington Hills, Michigan 48334
Sunrise of Frederick	990 Waterford Drive
Frederick, Maryland 21702
Sunrise of Mercer Island	2959 76th Avenue SE
Mercer Island, Washington 98040
Sunrise of Mill Basin	5905 Strickland Avenue
Brooklyn, New York 11234
Sunrise of Poland	335 West McKinley Way
Poland, Ohio 44514
Sunrise of Raleigh	4801 Edwards Mill Road
Raleigh, North Carolina 27612
Sunrise of Santa Rosa	3250 Chanate Road
Santa Rosa, California 95404
Sunrise of Sheepshead Bay	2211 Emmons Avenue
Sheepshead Bay, New York 11235
Sunrise of Leesburg	246 West Market Street
Leesburg, Virginia 20175
Sunrise of Beverly Hills	Beverly Hills, California
Sunrise of Cresskill	Cresskill, New Jersey
Sunrise of Edmonds	Edmonds, Washington
Sunrise of Lilburn	Lilburn, Georgia
Sunrise of Madison	Madison, New Jersey